SHAREHOLDER AGREEMENT

      THIS SHAREHOLDER AGREEMENT ("Agreement") is made and entered into as of June 24, 1997 by and among American Exploration Company, a Delaware corporation ("Alpha"), Louis Dreyfus Natural Gas Corp, an Oklahoma corporation ("Lima"), and Louis Dreyfus Natural Gas Holdings Corp. ("Shareholder") with reference to the following circumstances.

      A. Alpha, Lima and Lima Acquisition, Inc., an Oklahoma corporation and wholly-owned subsidiary of Lima ("Merger Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Reorganization Agreement.

      B. The Reorganization Agreement provides, among other things, for the merger ("Merger"), upon the terms and subject to the conditions of the Reorganization Agreement, of Alpha with and into Merger Sub, with Merger Sub being the surviving corporation.

      C. As of the date hereof, Shareholder owns of record and has the right to vote 20,000,000 shares of Lima Common Stock (the "Shares").

      D. As a condition to the willingness of Alpha to enter into the Reorganization Agreement, Alpha has required that Shareholder agree, and in order to induce Alpha to enter into the Reorganization Agreement, Shareholder has agreed, to vote the Shares in accordance with the terms of this Agreement.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER

      1.1 Representations and Warranties. Shareholder represents and warrants to Alpha as follows:

            (a) Title to Shares. Shareholder has good and marketable title to the Shares, free and clear of all liens, claims, charges and encumbrances and has full power and authority to exercise all voting rights in respect thereof.

            (b) Authority Relative to This Agreement.

                  (i) Shareholder is a corporation duly organized and validly existing under the laws of the State of Delaware, has all necessary power and authority to
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            execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  (ii) This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Alpha and Lima, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

            (c) No Conflict.

                  (i) The execution and delivery of this Agreement by
            Shareholder does not, and the performance of this Agreement by Shareholder shall not, (A) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Shareholder or by which the Shares are bound or affected, (B) conflict with or violate any term or provision of the certificate of incorporation or by-laws of Shareholder or any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is party or by which Shareholder or the Shares are bound or affected, or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is party or by which Shareholder or the shares are bound or affected, except in the case of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay or render invalid the performance by Shareholder of its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by
            Shareholder does not, and the performance of this Agreement by Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as such term is defined in the Reorganization Agreement) or third party except for applicable requirements, if any, of the Securities Exchange Act of 1934.

      1.2 Agreement to Vote. Shareholder will attend in person through its duly authorized representatives or by proxy any meeting of the shareholders of Lima to be held for the purpose of obtaining shareholder approval of the Merger and related matters and will vote all the Shares in favor of the Merger and each of the related matters recommended by the Board of Directors of Lima. However, the foregoing notwithstanding, the obligation of Shareholder in the preceding sentence shall be suspended during any period that Lima is claiming a right to terminate the Reorganization Agreement and such claim is being disputed by Alpha. In addition, provided the Reorganization Agreement is closed in accordance with its terms, Shareholder shall vote all of


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the Shares in accordance with the recommendations of the Board of Directors of
Lima with respect to the election to the Board of Directors of Lima of certain persons specified in Section 5.15 of the Reorganization Agreement at Lima's 1998 annual meeting of stockholders.

      1.3 Pledge Agreements. The Shares are subject to Pledge Agreements dated as of December 23, 1994 and December 27, 1995 among S.A. Louis Dreyfus et Cie and the banks (the "Banks") named therein (the "Pledge Agreements"), a copy of each of which has been provided to Alpha. Anything herein to the contrary notwithstanding, the representations, warranties, covenants, agreements, proxies and obligations of Shareholder and rights of Alpha set forth in or resulting from this Agreement are subject in all respects to, and qualified in their entirety by, the Pledge Agreements and, without limiting the generality of the foregoing, any consents or waivers of the Banks required by the Pledge Agreements in connection with this Agreement and the transactions contemplated hereby. Shareholder shall notify the Banks of its obligations under Section 1.2 hereof and shall use its reasonable best efforts to request that the Banks grant all waivers and consents necessary, in each case, in accordance with the Pledge Agreements.

      1.4 Irrevocable Proxy. In the event Shareholder fails to comply with the provisions of Section 1.2 hereof, such failure shall result, without any further action by Shareholder, in the irrevocable appointment of Alpha, until termination of this Agreement, as Shareholder's attorney and proxy pursuant to the provisions of Section 1057 of the Oklahoma General Corporation Act, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which Shareholder is entitled to vote at any meeting of shareholders of Lima (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, but only for the approval of the Merger and related matters as contemplated by Section 1.2. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Shareholder hereby revokes all other proxies and powers of attorney with respect to the Shares which Shareholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the dissolution or winding up of Shareholder and any obligation of Shareholder under this Agreement shall be binding upon the successors and assigns of Shareholder.

      1.5 Further Assurances. Shareholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with its obligations under this Agreement, including without limitation any actions reasonably requested by Lima or Alpha in connection with obtaining any required consents or approvals to the actions contemplated hereby under the HSR Act or the Exchange Act or the Pledge Agreements. Without limiting the generality of the foregoing, Shareholder shall not enter into any new agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would impair its ability to effectuate, carry out or comply with the terms of this Agreement. However, nothing in this Section 1.5 shall require Shareholder to cause the terms of either of the Pledge Agreements or the loans secured thereby to be changed.


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                                   ARTICLE II

                                  MISCELLANEOUS

      2.1 Expenses. Except as otherwise provided in this Agreement or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      2.2 Specific Performance. Irreparable damage may occur in the event any provision of this Agreement were not performed in accordance with its terms, and the parties shall be entitled to specific performance or injunctive relief in respect of those terms.

      2.3 Entire Agreement. This Agreement constitutes the entire agreement among Alpha, Lima and Shareholder with respect to the obligations of Shareholder to vote the shares in accordance with Section 1.2 hereof and supersedes all prior agreements and understandings, both written and oral, among Alpha, Lima and Shareholder with respect to that obligation.

      2.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except with the prior written consent of each of the other parties hereto.

      2.5 Parties in Interest. This Agreement shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      2.6 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Lima or Shareholder, on the one hand, and Alpha, on the other hand, may (i) extend the time for the performance of any obligation or other act of the other, (ii) waive any inaccuracy in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto and (iii) waive compliance by the other with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      2.7 Effect on the Reorganization Agreement. Nothing in this Agreement shall be construed to limit any rights or obligations that Lima or Alpha have under the Reorganization Agreement. In case of any inconsistency between this Agreement and the Reorganization Agreement, the terms of the Reorganization Agreement shall control.

      2.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the approval by or on behalf of Shareholder of the Merger, as contemplated by Section 1.2, is not


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affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

      2.9 Notices. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing), if to Lima or Alpha, at their respective addresses or facsimile transmission numbers set forth for notices in the Reorganization Agreement or, if to Shareholder, at the following address or facsimile transmission number (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

      To Shareholder:
                   Louis Dreyfus Natural Gas Holdings Corp.
                   3411 Silverside Road, Baynard Building, Suite 210E Wilmington, Delaware 19810
                   Attn: President

      with a copy to:
                   Thomas Scheuer, Esq.
                   Louis Dreyfus Holding Company, Inc.
                   10 Westport Road
                   P.O. Box 810
                   Wilton, Connecticut 06897

      2.10 Termination. This Agreement shall terminate upon the Effective Time or upon the termination of the Reorganization Agreement in accordance with the termination provisions provided therein.

      2.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma applicable to contracts executed in and to be performed in that State.

      2.12 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      2.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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

      IN WITNESS WHEREOF, each of Lima, Alpha and Shareholder have caused this Agreement to be executed by its respective officer thereunto duly authorized each as of the date first written above.

                                    "ALPHA"
                                    AMERICAN EXPLORATION COMPANY

                                    By:
                                        -------------------------------
                                    Name:  Mark Andrews
                                    Title: Chairman and Chief Executive Officer


                                    "LIMA"
                                    LOUIS DREYFUS NATURAL GAS CORP.

                                    By:
                                        -------------------------------
                                    Name:  Mark E. Monroe
                                    Title: President and Chief Executive Officer


                                    "SHAREHOLDER"
                                    LOUIS DREYFUS NATURAL GAS
                                    HOLDINGS CORP.

                                    By:
                                        -------------------------------
                                    Name:
                                    Title:


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